POWER OF ATTORNEY

 The undersigned hereby appoints Stephen R. Davis, President and Chief

Executive Officer of Neurogen Corporation, his or her attorney-in-fact and agent in any and all capacities to execute for and on his or her behalf filings with the

Securities and Exchange Commission on Forms 3, 4 or 5 pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, to the extent that such filings relate to the undersigned's status as a director or officer of Neurogen

Corporation.  The undersigned further appoints Stephen R. Davis his or her attorney-in-fact and agent to execute any and all amendments to such filings as such attorney-in-fact and agent deems appropriate.  The undersigned hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act necessary or desirable as the undersigned could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or has done by virtue hereof.

This Power of Attorney shall become effective as of April 14, 2008.

/s/ Srdjan R. Stankovic

_____________________________

Srdjan R. Stankovic